OrthoPediatrics Corp. Reports First Quarter 2025 Financial Results and Increases Full Year 2025 Revenue Guidance

First Quarter 2025 Revenue Increased 17% Year-over-Year

WARSAW, Ind., May 7, 2025 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 and Business Highlights
•Helped a record of nearly 39,000 children in the first quarter of 2025
•Generated total revenue of $52.4 million for the first quarter of 2025, up 17% from $44.7 million in first quarter 2024; domestic revenue increased 19% and international revenue increased 11% in the quarter
•Grew worldwide Trauma & Deformity revenue 14% and worldwide Scoliosis revenue 34% in the first quarter of 2025 compared to the first quarter of 2024
•Achieved adjusted EBITDA of ($0.4) million in the first quarter of 2025, compared to ($1.1) million in the first quarter of 2024
•Reduced first quarter 2025 free cash flow usage by 35% as compared to the same period in the prior year. Anticipate first full quarter of positive free cash flow in fourth quarter 2025
•Expanded scoliosis portfolio with the launch of VerteGlide™ System, used to treat Early Onset Scoliosis (“EOS”), marking the Company's 80th system brought to market
•Increased full year 2025 revenue guidance to $236.0 million to $242.0 million from $235.0 million to $242.0 million, representing growth of 15% to 18% compared to prior year

David Bailey, President & CEO of OrthoPediatrics, commented "We delivered another strong quarterly performance from both a revenue and profitability perspective as we continue to execute across each area of our business. We continue to progress the scaling of OPSB, take share across our surgical business by leveraging prior set deployment, and successfully launch innovative products. Beyond this, we continue to see significant improvement in profitability and remain on track to meet our Adjusted EBITDA goals. Our U.S. manufacturing and supply chain as well as the non elective nature of the majority of our procedures position us for continued growth in any economic environment, and we believe we are well positioned for the rest of 2025 and the years to follow.

First Quarter 2025 Financial Results
Total revenue for the first quarter of 2025 was $52.4 million, a 17% increase compared to $44.7 million for the same period last year. U.S. revenue for the first quarter of 2025 was $40.9 million, a 19% increase compared to $34.3 million for the same period last year, representing 78% of total revenue. The increase in revenue in the first quarter of 2025 was driven primarily by organic growth in Trauma and Deformity, Scoliosis and OPSB products. International revenue for the first quarter of 2025 was $11.5 million, an 11% increase compared to $10.4 million for the same period last year, representing 22% of total revenue. Growth in the quarter was primarily driven by increased procedure volumes and limited set sales.

Trauma and Deformity revenue for the first quarter of 2025 was $37.9 million, a 14% increase compared to $33.3 million for the same period last year. This growth was driven primarily by Trauma, Pega products, Ex-Fix, and OPSB. Scoliosis revenue was $13.7 million, a 34% increase compared to $10.2 million for the first quarter of 2024. The growth was driven by increased sales of Response and ApiFix non-fusion system, and revenue generated from 7D technology. Sports Medicine/Other revenue for the first quarter of 2025 was $0.9 million, a 25% decrease compared to $1.2 million for the same period last year.

Gross profit for the first quarter of 2025 was $38.3 million, a 19% increase compared to $32.2 million for the same period last year. Gross profit margin for the first quarter of 2025 was 73%, compared to 72% for the same period last year. The change in gross margin was primarily driven by higher domestic growth, which generates higher gross margin, as well as lower international set sales.

Total operating expenses for the first quarter of 2025 were $49.2 million, an 18% increase compared to $41.9 million for the same period last year. The increase was mainly driven by the incremental personnel required to support the ongoing growth of the Company, including increased non-cash stock compensation.

Sales and marketing expenses increased $2.4 million, or 17%, to $16.6 million in the first quarter of 2025. The increase was driven primarily by increased sales commission expenses and an overall increase in volume of units sold.

Research and development expenses decreased $0.6 million, or 22%, to $2.4 million in the first quarter of 2025. The decrease was driven primarily due to the timing of product development third party invoices during the first quarter of 2025.

General and administrative expenses increased $5.6 million, or 22%, to $30.3 million in the first quarter of 2025. The increase was driven primarily by the addition of personnel and resources to support the continued expansion of the business, including increased non-cash stock compensation.

Total other income was $0.5 million for the first quarter of 2025, compared to other expense of $0.6 million for the same period last year. The increase was primarily driven by an increase in foreign exchange gain.

Net loss for the first quarter of 2025 was $10.7 million, compared to $7.8 million for the same period last year. Net loss per share for the period was $0.46 per basic and diluted share, compared to $0.34 per basic and diluted share for the same period last year.

Adjusted EBITDA for the first quarter of 2025 was a loss of $0.4 million as compared to a loss of $1.1 million for the first quarter of 2024.

Weighted average basic and diluted shares outstanding for the three months ended March 31, 2025, was 23,230,871 shares.

As of March 31, 2025, cash, cash equivalents, short-term investments and restricted cash were $60.8 million compared to $70.8 million as of December 31, 2024.

Full Year 2025 Financial Guidance
For the full year of 2025, the Company increased its revenue guidance from $235.0 million to $242.0 million up to $236.0 million to $242.0 million, representing growth of 15% to 18% over 2024 revenue. The Company reiterated annual set deployment to be $15.0 million and reiterated $15.0 million to $17.0 million of adjusted EBITDA for the full year of 2025.

Conference Call
OrthoPediatrics will host a conference call on Wednesday, May 7, 2025, at 4:30 p.m. ET to discuss the results. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.orthopediatrics.com, on the Investors page in the Events & Presentations section. The webcast will be available for replay for at least 90 days after the event.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect,"
"plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to widespread health emergencies, such as COVID-19 and respiratory syncytial virus, the impact such pandemics, epidemics and infectious disease outbreaks may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 5, 2025, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial, measures, such as adjusted diluted (loss) earnings per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted loss per share in this press release represents diluted loss per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, restructuring charges, European Union Medical Device Regulation fees increase, acquisition related costs, and minimum purchase commitment costs. We believe that providing the non-GAAP diluted loss per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other income, income tax charge (benefit), depreciation and amortization, stock-based compensation expense, restructuring charges, European Union Medical Device Regulation fees increase, acquisition related costs, and the cost of minimum purchase commitments. The fair value adjustment of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP diluted loss per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of GAAP diluted loss per share to non-GAAP diluted loss per share and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 80 systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and over 75 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
Philip Trip Taylor
Gilmartin Group
philip@gilmartinir.com
415-937-5406

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands, Except Share Data)

	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash	$33,439	$43,820
Restricted cash	1,990	1,957
Short-term investments	25,333	25,013
Accounts receivable - trade, net of allowances of $1,242 and $1,145, respectively	43,993	42,357
Inventories, net	119,752	117,005
Prepaid expenses and other current assets	7,552	7,021
Total current assets	232,059	237,173

Property and equipment, net	52,622	50,596

Other assets:
Amortizable intangible assets, net	62,348	64,427
Goodwill	93,673	93,844
Other intangible assets	16,736	16,752
Other non-current assets	12,812	10,417
Total other assets	185,569	185,440

Total assets	$470,250	$473,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$14,199	$8,908
Accrued compensation and benefits	11,325	13,888
Current portion of long-term debt with affiliate	162	160
Current portion of acquisition installment payable	1,368	1,347
Other current liabilities	10,451	9,659
Total current liabilities	37,505	33,962

Long-term liabilities:
Long-term loan	24,013	23,957
Long-term convertible note	48,040	47,913
Long-term debt with affiliate, net of current portion	410	451
Other long-term debt, net of current portion	563	635
Acquisition installment payable, net of current portion	2,493	2,452
Deferred income taxes	3,389	3,381
Other long-term liabilities	6,691	5,892
Total long-term liabilities	85,599	84,681

Total liabilities	123,104	118,643

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 24,827,977 shares and 24,217,508 shares issued as of March 31, 2025 and December 31, 2024, respectively	6	6
Additional paid-in capital	604,989	600,897
Accumulated deficit	(246,223)	(235,564)
Accumulated other comprehensive loss	(11,626)	(10,773)
Total stockholders' equity	347,146	354,566
Total liabilities and stockholders' equity	$470,250	$473,209

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2025	2024
Net revenue	$52,411	$44,685
Cost of revenue	14,149	12,511
Gross profit	38,262	32,174

Operating expenses:
Sales and marketing	16,572	14,169
General and administrative	30,280	24,730
Restructuring	40	—
Research and development	2,351	2,998
Total operating expenses	49,243	41,897

Operating loss	(10,981)	(9,723)

Other (income) expense:
Interest expense, net	1,126	637
Other income	(1,644)	(24)
Total other (income) expense, net	(518)	613

Net loss before income taxes	$(10,463)	$(10,336)
Income tax charge (benefit)	196	(2,531)
Net loss	$(10,659)	$(7,805)
Weighted average common stock - basic and diluted	23,230,871	22,820,779
Net loss per share – basic and diluted	$(0.46)	$(0.34)

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)(In Thousands)

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(10,659)	$(7,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,048	5,028
Stock-based compensation	3,859	2,799
Accretion of acquisition installment payable	62	281
Deferred income taxes	196	(2,445)
Non-cash other	139	—
Changes in certain current assets and liabilities:
Accounts receivable - trade	(1,497)	1,155
Inventories	(1,906)	(6,631)
Prepaid expenses and other current assets	(519)	(953)
Accounts payable - trade	5,207	6,562
Accrued expenses and other liabilities	(2,528)	(5,049)
Other	(1,558)	368
Net cash used in operating activities	(4,156)	(6,690)

INVESTING ACTIVITIES
Acquisition of Boston O&P, net of cash acquired	—	(20,693)
Clinic acquisition, net of cash acquired	(220)	—
Sale of short-term marketable securities	—	23,474
Investment in private companies	(1,540)	—
Purchases of property and equipment	(4,227)	(6,460)
Net cash used in investing activities	(5,987)	(3,679)

FINANCING ACTIVITIES
Payments on mortgage notes	(39)	(35)
Payments on clinic acquisition notes	(87)	(538)
Net cash used in financing activities	(126)	(573)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(79)	1,479

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(10,348)	(9,463)

Cash, cash equivalents and restricted cash, beginning of period	$45,777	$33,027
Cash, cash equivalents and restricted cash, end of period	$35,429	$23,564

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$1,269	$223
Transfer of instruments from property and equipment and inventory	$(461)	$117
Right-of-use assets obtained in exchange for lease liabilities	$1,682	$347
Issuance of common shares in connection with Boston O&P acquisition	$233	$—

ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
Product sales by geographic location:	2025	2024
U.S.	$40,891	$34,305
International	11,520	10,380
Total	$52,411	$44,685

	Three Months Ended March 31,
Product sales by category:	2025	2024
Trauma and deformity	$37,867	$33,302
Scoliosis	13,664	10,203
Sports medicine/other	880	1,180
Total	$52,411	$44,685

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2025	2024
Net loss	$(10,659)	$(7,805)
Interest expense, net	1,126	637
Other income	(1,644)	(24)
Income tax charge (benefit)	196	(2,531)
Depreciation and amortization	5,048	5,028
Stock-based compensation	3,859	2,799
Restructuring charges	40	—
European Union Medical Device Regulation fees increase	110	—
Acquisition related costs	1,115	245
Minimum purchase commitment cost	430	543
Adjusted EBITDA	$(379)	$(1,108)

ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED LOSS PER SHARE TO NON-GAAP ADJUSTED DILUTED LOSS PER SHARE
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Loss per share, diluted (GAAP)	$(0.46)	$(0.34)
Accretion of interest attributable to acquisition installment payable	—	0.01
Restructuring charges	—	—
European Union Medical Device Regulation fees increase	—	—
Acquisition related costs	0.05	0.01
Minimum purchase commitment cost	0.02	0.02
Loss per share, diluted (non-GAAP)	$(0.39)	$(0.30)